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                                   EXHIBIT 11
                             CRAGAR INDUSTRIES, INC.
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE


EARNINGS (LOSS) PER SHARE                                      Three Months Ended March 31,
                                                                   1999             1998
                                                              ---------------  ---------------
Net earnings (loss)                                           $     100,455    $    (350,602)
Less:  PREFERRED Stock Dividends in Arrears                         (39,375)         (17,500)
                                                              ---------------  ---------------
Income (loss) available to Common Stockholders                $      61,080    $    (368,102)
                                                              ---------------  ---------------
                                                              ---------------  ---------------

Basic EPS - Weighted Average
      Shares outstanding                                          2,453,990        2,453,990
                                                              ---------------  ---------------
                                                              ---------------  ---------------

Basic Earnings (Loss) per Share                               $        0.02    $       (0.15)
                                                              ---------------  ---------------
                                                              ---------------  ---------------

Basic EPS - Weighted Average
      Shares outstanding                                          2,453,990        2,453,990

Effect of Diluted Securities:
      Stock Options and Warrants (1)                              1,659,611                -
      Convertible Preferred Stock (1)                               722,800                -
                                                              ---------------  ---------------
Diluted EPS - Weighted Average
      Shares Outstanding                                          4,836,401        2,453,990
                                                              ---------------  ---------------
                                                              ---------------  ---------------

Diluted Earnings (Loss) per Share                             $        0.01    $       (0.15)
                                                              ---------------  ---------------
                                                              ---------------  ---------------
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(1) The Company's outstanding stock options, warrants, and convertible preferred stock have an antidilutive effect on net loss per share for the three months ended March 31, 1998. As a result, such amounts have been excluded from the computations of diluted loss per share for that period.